Exhibit 5.1


VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO AND NEW YORK CITY

                                       April 28, 1999


Village Bancorp, Inc.
1845 East Rand Road
Prospect Heights, Illinois  60070

Ladies and Gentlemen:

        We have acted as counsel to Village Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the registration of a minimum of 454,000 shares and a maximum of 554,000 shares of common stock, par value $0.01 per share of the Company (the "Shares"), pursuant to a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement").

        In rendering this opinion, we have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures. As to questions of fact material to our opinion, we have relied, without investigation, upon the representations of: (a) officers of the Company contained in certificates delivered to us; and (b) public officials.

        Based upon the foregoing, we are of the opinion that the Shares are duly authorized, and when sold, will be validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion in connection with the Registration Statement and the Prospectus included therein and to the use of our name under the heading "Legal Matters" in the Prospectus.

                                        Very truly yours,

                                        /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ